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                                                             Exhibit 10.46

                          MASTER DISTRIBUTOR AGREEMENT

         THIS MASTER DISTRIBUTOR AGREEMENT (this "Agreement") between ATM SERVICES, LTD., a Delaware corporation ("ATM"), and Korean Ginseng Products Company, Ltd., a Korean Company ("Distributor").

         WHEREAS, ATM is engaged in the business of industry specific redistribution and re-marketing of surplus inventory and assets, new product marketing and business products and services using an e-commerce platform; and

         WHEREAS, Distributor desires to become, and ATM desires Distributor to become, ATM's exclusive Master Distributor within Korea to sell ATM's services in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, it is agreed as follows:

1) EXCLUSIVE MASTER DISTRIBUTOR APPOINTMENT. ATM hereby appoints KGP, and KGP hereby accepts such appointment as its authorized, exclusive independent Master Distributor to sell and promote e-commerce and internet services provided by ATM in Korea (the "Territory"), including but not limited to services related to Korea.ATMcenter.com (the "ATM System"). All of Korea //WR// //KHL//

2) MASTER DISTRIBUTOR FEE. The Master Distributor fee for Korea will be $1,000,000 //KHL// which can be funded in dollars, local currency or products (which products will be subject to acceptance by ATM).

3) BEST EFFORTS. Distributor will use its best efforts and devote such time, energy and skill on a regular and consistent basis as is necessary to sell and promote the ATM System within the Territory and to sign Korean companies as members of the ATM System.

4) REVENUE SHARING. Distributor will share in the revenues derived from the annual membership fees and transaction fees earned from the products of the members a signed ("Distributor's Members") that are marketed and sold by the ATM System, in accordance with Schedule A attached to this Agreement. Distributor will continue to receive these revenues with respect to the Distributor Members for as long as such Distributor Members pay to renew their memberships and transaction fees are earned from product sales of products listed by such distributor on the ATM System.

5) ANCILLARY SERVICES. In addition to the foregoing, Distributor will assist ATM and shall perform any and all services required or requested in connection with ATM's business, including, but not limited to, such services of an advisory nature as may be requested from time to time by ATM. Distributor shall periodically, or at any time upon ATM's request, submit appropriate documentation of any and all sales and promotional efforts performed and to be performed for ATM pursuant to this Agreement.

6) Timing of Payments. The sharing of revenues and time periods described in Section 3 and Schedule A will commence as of the date of the first Distributor member; provided, however that no payment will be due and payable to Distributor until 30 days from receipt of,


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//KHL// //WR//

         (a) if due to Distributor as a result of a cash payment to ATM for membership fees from any Distributor Member, the total cash due therefore;

         (b) if due to Distributor as a result of a payment in goods to ATM for membership fees from any Distributor Member, the cash from sale equal to the total amount due therefore; or

         (c) if due to Distributor as a result of a sale of goods listed on the ATM System, the cash from sale thereof.

7) PAYMENTS ON NET AMOUNTS. Payments due to Distributor will be paid on fees for services rendered by ATM and will not include freight, supplies, and other charges incidental to the performance of said services.

8) TERMINATION. If during the first 12 (//WR// //KHL//) months after the date of this Agreement, Distributor has not signed at least 10 (//WR// //KHL//) Members that have committed dollars or products in amounts or quality both to be acceptable to ATM and or in accordance with the Schedule A attached hereto then ATM may elect to cancel this Agreement. Distributor will continue to share in revenues from Distributor Members as described in this Agreement even after this Agreement is terminated for three years after such termination.

9) NON-COMPETE AND NON-DISCLOSURE. During the term of this Agreement and for 4 year(s) after its termination, Distributor, or any agents or Distributors under Distributor's control, shall not compete with ATM, directly or indirectly, for Distributor or on behalf of any other person, firm, partnership, corporation or other entity in the sale or promotion of services the same as or similar to ATM's services within the Territory. Under no circumstances and at no time shall Distributor disclose to any person any of the secrets, methods or systems used by ATM in its business. All customer lists, brochures, reports, and other such information of any nature made available to Distributor by virtue of Distributor's association with ATM shall be held in strict confidence during the term of this Agreement and after its termination. Distributor will cause its employees and agents to execute agreements (each an "Employee Agreement") that they will individually be bound by the provisions of this Section 9, and Distributor will bear the burden of enforcing the Employee Agreements. ATM and its affiliates will be express third party beneficiaries of the Employee Agreements.

10) DISTRIBUTOR INDEPENDENT. This Agreement shall be create a partnership, joint venture, agency, employer/employee or similar relationship between ATM and Distributor. Distributor shall be an independent contractor. ATM shall not be required to withhold any amounts for any taxes from sums becoming due to Distributor under this Agreement.

11) COSTS AND EXPENSES. Distributor shall bear any and all costs or expenses incurred by Distributor to perform its obligation under this Agreement, including, but not limited to, sub-contracting, insurance, and promotional expenses.

12) LIMITATION. Distributor is not authorized to extend any warranty or guarantee or to make representations or claims with respect to ATM's services without express written authorization from ATM. //WR// //KHL//


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13)      INDEMNIFICATION. Distributor shall indemnify and hold ATM harmless of and from any and all claims or liability arising as a result of negligent, intentional or other acts of Distributor or its agents or Distributors.

14) GOVERNING LAW. THIS AGREEMENT, AND ALL TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA. THE PARTIES HEREIN WAIVE TRIAL BY JURY AND AGREE TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF A U.S. COURT OF SUBJECT MATTER JURISDICTION LOCATED IN NEW YORK COUNTY, STATE OF NEW YORK, UNITED STATES OF AMERICA.

15) NOTICES. Any notice under this Agreement shall be deemed given on the third business day following the mailing of any such notice, postage paid, to the address set forth below.

16) ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and any representation, promise or condition not incorporated herein shall not be binding upon either party.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

ATM SERVICES, LTD.                                   [Address]

By: //s// Warren Rothstein  9/30/99 See Below        //WR//
    -----------------------------------------        10/8/99
     Warren Rothstein
     Chairman

MASTER DISTRIBUTOR                                   [Address]

By: //s// Kyou Hong Lee                              //KHL//
    --------------------
Name:  Kyou Hong Lee
Title: CEO

                                     //WR//

         //WR// Signed subject to the mutual acceptance and approval by both parties under separate agreement to items #1 the Territory, #2 the Master Distributor Fee and #8 Termination. //WR// //KHL//